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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of:



    - Our report dated January 23, 1998 and incorporated by reference in Tower Automotive, Inc.'s Form 10-K for the year ended December 31, 1997,



    - Our report dated January 31, 1997 (except with respect to Note 8, as to which the date is April 18, 1997) relating to the financial statements of Automotive Products Company (a Division of A.O. Smith Corporation) for each of the three years in the period ended December 31, 1996 included in Tower Automotive, Inc.'s Form 8-K, dated April 18, 1997, and to all references to our Firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
October 16, 1998